Exhibit 99.(d)(1)(A)(iii)

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

AMENDMENT TO Management Agreement

The attached amended and restated Schedule B is hereby incorporated into the Management Agreement dated December 29, 2023, as amended (“Agreement”), by and between the American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust (each, a “Trust”), on behalf of each Fund of a Trust listed on Schedule B hereto, as may be amended from time to time (each, a “Fund”), and American Beacon Advisors, Inc., a Delaware corporation (“Manager”), and supersedes any prior Schedule B to the Agreement.

Dated: January 26, 2024

AMERICAN BEACON FUNDS		AMERICAN BEACON ADVISORS, INC.
AMERICAN BEACON SELECT FUNDS

By:	/s/ Jeffrey K. Ringdahl	By:	/s/ Paul B. Cavazos
	Jeffrey K. Ringdahl		Paul B. Cavazos
	President		Senior Vice President

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

Management Agreement

SCHEDULE B

Dated: January 26, 2024

Fund	Effective Date	Fee Schedule
American Beacon AHL Managed Futures Strategy Fund	12/29/2023	Alternative Investments
American Beacon AHL Multi-Alternatives Fund	12/29/2023	Alternative Investments
American Beacon AHL TargetRisk Fund	12/29/2023	Traditional - Single Manager
American Beacon ARK Transformational Innovation Fund	01/09/2024	Traditional - Single Manager
American Beacon Balanced Fund	12/29/2023	Traditional - Multiple Manager
American Beacon Bridgeway Large Cap Growth Fund	12/29/2023	Traditional - Single Manager
American Beacon Bridgeway Large Cap Value Fund	12/29/2023	Traditional - Single Manager
American Beacon Developing World Income Fund	12/29/2023	Traditional - Single Manager
American Beacon EAM International Small Cap Fund	12/29/2023	Traditional - Single Manager
American Beacon FEAC Floating Rate Income Fund	12/29/2023	Traditional - Single Manager
American Beacon Garcia Hamilton Quality Bond Fund	12/29/2023	Traditional - Single Manager
American Beacon International Equity Fund	12/29/2023	Traditional - Multiple Manager
American Beacon NIS Core Plus Bond Fund	12/29/2023	Traditional - Single Manager
American Beacon Shapiro SMID Cap Equity Fund	01/26/2024	Traditional - Single Manager
American Beacon SiM High Yield Opportunities Fund	12/29/2023	Traditional - Single Manager
American Beacon SSI Alternative Income Fund	12/29/2023	Traditional - Single Manager
American Beacon Stephens Mid-Cap Growth Fund	12/29/2023	Traditional - Single Manager
American Beacon Stephens Small Cap Growth Fund	12/29/2023	Traditional - Single Manager
American Beacon The London Company Income Equity Fund	12/29/2023	Traditional - Single Manager
American Beacon TwentyFour Sustainable Short Term Bond Fund	12/29/2023	Traditional - Single Manager
American Beacon TwentyFour Strategic Income Fund	12/29/2023	Traditional - Single Manager
B-1